As filed with the Securities and Exchange Commission on December 4, 1998
                                                     Registration No.
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          BLC FINANCIAL SERVICES, INC.
             (Exact Name of Registrant as Specified in its Charter)


           Delaware                                      75-1430406
 (State or Other Jurisdiction               (I.R.S. Employer Identification No.)
of Incorporation or Organization


                               645 Madison Avenue
                            New York, New York 10022
                                 (212) 751-5626
               (Address, Including Zip Code, and Telephone Number,
        including Area Code, of Registrant's Principal Executive Offices)


                    BLC FINANCIAL SERVICES, INC. 401(K) PLAN
                              (Full Title of Plan)


                             Robert F. Tannenhauser
                                    President
                          BLC Financial Services, Inc.
                               645 Madison Avenue
                            New York, New York 10022
                                 (212) 751-5626
                     (Name and Address, Including Zip Code,
        and Telephone Number, Including Area Code, of Agent For Service)

                                   Copies to:

                                Simeon Gold, Esq.
                           Weil, Gotshal & Manges LLP
                                767 Fifth Avenue
                            New York, New York 10153
                                 (212) 310-8000


                         CALCULATION OF REGISTRATION FEE

===================================================================================================================================
 Title of Each Class of Securities to be      Amount to be         Proposed Maximum       Proposed Maximum          Amount of
               Registered                     Registered(1)       Offering Price Per     Aggregate Offering      Registration Fee
                                                                       Share(2)               Price(2)
-----------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share          100,000                 $2.22                $222,000                $61.72
===================================================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described therein. (2) Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933 based upon a good faith estimate of the aggregate number of shares of Common Stock of the Registrant to be purchased by the Trustee pursuant to the Plan at the average of the high and low prices of the Registrant's Common Stock as reported on the American Stock Exchange on November 27, 1998.

================================================================================


NYFS12...:\99\26799\0004\2097\FRMN178M.32B

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.

            The documents containing the information specified in Part I of this Registration Statement will be sent or given to employees as specified by Rule 428(b)(1). Such documents are not required to be and are not filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act").

Item 2.

            Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement (which documents are incorporated by reference in this Section 10(a) Prospectus), other documents required to be delivered to eligible employees pursuant to Rule 428(b) or additional information about the 401(k) Plan of the Registrant and the Registrant and the administrators of such plan are available without charge by contacting:


                         BLC Financial Services, Inc.
                              645 Madison Avenue
                           New York, New York 10022
                                (212) 751-5626
                        Attention: Corporate Secretary

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

            The following documents filed with the Commission by BLC Financial Services, Inc. (the "Corporation") are incorporated herein by reference:

            (a) The Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1998.

            (b) The Corporation's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

            (c) The description of the Corporation's Common Stock, par value $0.01 per share (the "Common Stock"), contained in the Corporation's registration statement on Form 8-A/A, dated December 4, 1998, filed with the Commission pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

            All documents subsequently filed by the Corporation with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

            Not applicable.

Item 5. Interests of Named Experts and Counsel.

            Not applicable.

Item 6. Indemnification of Directors and Officers.

            Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Code") empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint, venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

            The Corporation's Amended and Restated Certificate of Incorporation contains a provision that indemnifies officers and directors to the fullest extent permitted by, and in the manner permissible under, the Delaware Code.

            As permitted by Section 102(b)(7) of the Delaware Code, the Corporation's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to certain exceptions.

            The Registrant maintains policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act.

            Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Corporation as disclosed above, the Corporation has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7. Exemption from Registration Claimed.

            Not applicable.

Item 8. Exhibits.

            4.1      -      Amended and Restated Certificate of Incorporation of
                            the Corporation (incorporated by reference to Exhibit 1.3 of the Company's Annual Report on Form
                            10-K for the year ended June 30, 1997).

            4.2      -      Amended and Restated By-Laws of the Corporation
                            (incorporated by reference to Exhibit 1.4 of the Company's Annual Report on Form 10-K for the year ended June 30, 1997).

            4.3      -      BLC Financial Services, Inc. 401(k) Plan.

            23.2     -      Consent of Richard A. Eisner & Company, LLP.

            24       -      Power of Attorney (included as part of the signature
                            page to this Registration Statement and incorporated herein by reference).

Item 9. Undertakings.

      (a)   The Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the change in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  provided, however, that paragraphs (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes to submit the Plan and any amendments thereto to the Internal Revenue Service (the "IRS") in a timely manner and to make all changes required by the IRS to qualify the Plan under Section 401(k) of the Internal revenue Code, as amended to date.

      (c) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on this 25th day of November, 1998.


                                       BLC FINANCIAL SERVICES, INC.

                                       By: /s/ Robert S. Tannenhauser
                                           -------------------------------------
                                           Robert F. Tannenhauser
                                           President, Chairman of the Board,
                                           Chief Executive Officer and Director



                               POWER OF ATTORNEY

            KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Robert F. Tannenhauser and Jennifer Goldstein acting individually, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.


      Signature                       Title                           Date
      ---------                       -----                           ----


/s/ Robert F. Tannehauser       President, Chairman of the    November 25, 1998
----------------------------    Board, Chief Executive
Robert F. Tannenhauser          Officer and Director



/s/ Jennifer M. Goldstein       Treasurer (Principal          November 25, 1998
----------------------------    Financial and Accounting
Jennifer M. Goldstein           Officer)



/s/ Peter Blanck                Director                      November 25, 1998
----------------------------
Peter D. Blanck



/s/ Robert D'Loren              Director                      November 25, 1998
----------------------------
Robert W. D'Loren



/s/ Irwin Redlener              Director                      November 25, 1998
----------------------------
Irwin E. Redlener, M.D.

                                Director
----------------------------
Kenneth S. Schwartz, M.D.



/s/ Robert Wien                 Director                    November 24, 1998
----------------------------
Robert W. Wien


                                Director
----------------------------
Jerome Alenick


            Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of New York, State of New York, on November 25, 1998.



                                          BLC FINANCIAL SERVICES, INC.
                                          401(K) PLAN

                                          By: /s/ Louis Hafkin
                                              ---------------------------------
                                              Name: Louis Hafkin
                                              Title: Controller

                                  EXHIBIT INDEX

Exhibit No.          Description
-----------          -----------

      4.1   -     Amended and Restated Certificate of Incorporation of the
                  Corporation (incorporated by reference to Exhibit 1.3 of the Company's Annual Report on Form 10-K for the year ended June
                  30, 1997).

      4.2   -     Amended and Restated By-Laws of the Corporation (incorporated by reference to Exhibit 1.4 of the Company's Annual Report on Form 10-K for the year ended June 30, 1997).

      4.3   -     BLC Financial Services, Inc. 401(k) Plan.

      23.2  -     Consent of Richard A. Eisner & Company, LLP.

      24    -     Power of Attorney (included as part of the signature page to this Registration Statement and incorporated herein by reference).